                                    EX-10.6
 Employment Agreement between H&S Holding Company (renamed Star Systems, Inc.) and Ronald V. Congemi, dated as of March 1, 1999, and amendment thereto between
          Star Systems, Inc., Concord EFS, Inc. and Ronald V. Congemi,
                             dated October 6, 2000.


                              EMPLOYMENT AGREEMENT

                  AGREEMENT (this "Agreement") made as of March 1, 1999 by and between H&S Holding Company, a Delaware corporation (the "Company"), and Ronald
V. Congemi (the "Executive").

                  WHEREAS, Star System, Inc., a Delaware corporation ("Star"), and HONOR Technologies, Inc., a Delaware corporation ("Honor"), have entered into an Agreement and Plan of Merger, dated as of October 2, 1998, as amended by the First Amendment, dated February 4, 1999 (the "Merger Agreement"), pursuant to which Star and Honor will become wholly owned subsidiaries (together with any other subsidiaries of the Company, the "Subsidiaries") of the Company as of the Closing Date (as defined in the Merger Agreement);

                  WHEREAS, the Company wishes to employ the Executive as Pres-ident and Chief Executive Officer of the Company and its Subsidiaries;

                  WHEREAS, the Executive is willing to commit himself to serve the Company and its Subsidiaries, on the terms and conditions herein provided; and

                  WHEREAS, in order to effect the foregoing, the Company and the Executive wish to enter into an employment agreement on the terms and conditions set forth below.

                  NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein.
                  2. Term. The term of this Agreement (the "Term") shall commence on the Closing Date (hereinafter, the "Effective Date") and end on the last day of the month during which the fifth anniversary of the Closing Date occurs (the "Initial Termination Date"), provided that, one year prior to the Initial Termination Date, and each subsequent anniversary thereof during the Term, the Term shall be automatically extended for an additional one year period unless either party hereto gives notice to the other party 120 days prior to such time that such party does not wish to so extend the Term.
                  3. Position and Duties. (a) The Executive shall serve as President and Chief Executive Officer of the Company, and shall report only to the Board of Directors of the Company (the "Board"). The Executive shall devote substantially all his working time and efforts to the business and affairs of the Company and its Subsidiaries, provided that, during the Term, it shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic, industry or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that the Executive may conduct activities that are generally accepted for an executive in his position.

                  (b) Executive shall be appointed to serve as a member of the Board as of the Effective Date. In addition, during the Term, Executive shall be nominated for election to the Board at each meeting of stockholders at which directors are to be elected, and the Company shall use its best efforts to provide for Executive's election to the Board of Directors at each such meeting. Executive also agrees that effective upon notice being provided of his termination of employment with the Company, he shall immediately resign from his position as a member of the Board.
                  4.       Compensation and Related Matters.
                  (a) Salary. During the period of the Executive's employment hereunder, the Company shall pay to the Executive a salary at an annual rate of $300,000 ("Base Salary"). The Base Salary shall be payable in accordance with the Company's normal payroll practices, shall be reviewed at least annually and may be increased (but not decreased) upon review; provided, that the Base Salary shall be increased effective as of the first day of February during each calendar year of the Term by a percentage not less than the percentage increase in the Consumer Price Index for the Orlando metropolitan area for the immediately preceding calendar year.
                  (b) Annual Bonus. The Company shall provide to the Executive an annual target bonus opportunity of no less than 70% of Base Salary, based upon the achievement of such corporate target performance goals as may be established from time to time for this purpose by the Board of Directors of the Company (the "Board"). The Executive shall also be entitled to a preestablished percentage of Base Salary if corresponding minimum or maximum performance goals are achieved.
                  (c) Long-Term Incentive Plan. Executive shall be entitled to participate in Honor's existing Long-Term Incentive Plan, generally on terms in effect as of the Closing Date, at a level commensurate with Executive's position as President and Chief Executive Officer.
                  (d) Deferred Compensation. The Company shall continue in effect Executive's existing deferred compensation and salary continuation arrangements maintained for his benefit while an employee of Star.
                  (e) Life Insurance. The Company shall provide Executive with term life insurance with a face value not less than three times Executive's Base Salary as from time to time in effect.
                  (f) Long-Term Disability. The Company shall provide Executive with long-term disability benefits in an amount not less than 80% of Executive's Base Salary as from time to time in effect.
                  (g) Automobile Allowance. The Company shall provide Exec-utive with an automobile allowance in an amount not less than $750 per month.
                  (h) Post-Retiree Medical Benefits. Following Executive's retirement or other termination of employment with the Company under any circumstances and for any reason, the Company shall, until Executive attains age 65, continue to provide Executive coverage under its group health plan (or shall purchase equivalent coverage outside of such plan) at the same level of coverage and benefits applicable from time to time to senior executives of the Company, provided, that the Company may require Executive to pay the standard employee group rate for such coverage, and provided, further, that such benefits shall be reduced to the extent comparable benefits are actually received by or made available to the Executive by a subsequent employer. Any such benefits actually received by or made available to the Executive shall be promptly reported to the Company by the Executive.
                  (i) Country Club Dues. The Company shall reimburse Executive for the initiation fee (not to exceed $25,000) and the annual dues (not to exceed $6,000 per year) at a country club of Executive's choice in the Orlando metropolitan area.

                  (j) Moving Expenses, Housing Costs. The Company shall reimburse Executive for the cost of all moving expenses incurred by Executive in relocating to the Orlando Metropolitan area, on terms consistent with Honor's policy regarding moving expenses prior to the Closing Date, provided, that the Company shall in addition provide Executive with a tax gross-up in an amount sufficient to offset in full any federal or state income tax liability resulting from such reimbursement. The Company shall also reimburse Executive for the monthly association fees payable with respect to his existing condominium in San Diego, on the understanding that such condominium shall be utilized for necessary business travel.
                  (k) Other Benefits. The Executive shall be eligible, while performing services hereunder, to participate in or to receive benefits, at a level commensurate with the Executive's position with the Company and its Subsidiaries, under all other incentive bonus, fringe benefit and other employee benefit (including both welfare and retirement benefit) plans and arrangements made available by the Company or its Subsidiaries to similarly situated executives, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements.
                  (l) Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in performing services hereunder, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.
                  (m) Vacations. The Executive shall be entitled to 25 vacation days in each calendar year, and to compensation in respect of earned but unused vacation days, determined in accordance with the Company's vacation practices and policy. The Executive shall also be entitled to all paid holidays given by the Company to its executives.
                  (n) Services Furnished. The Company shall furnish the Executive with office space, secretarial support and such other facilities and services, while the Executive is performing services hereunder, as shall be suitable to the Executive's position and adequate for the performance of his duties as set forth in Section 3 hereof.
                  5. Offices. The Executive agrees to serve without additional compensation, if elected or appointed thereto, as a director of any of the Company's direct or indirect subsidiaries or affiliates, provided that the Executive is indemnified for serving in any and all such capacities on a basis no less favorable than is currently provided to similarly situated executives of the Company.
                  6. Termination. The termination of the Executive's employment hereunder under the following circumstances shall not constitute a breach of this Agreement:
                  (a) Death. The Executive's employment hereunder shall terminate upon his death.
                  (b) Disability. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder on a full-time basis for the entire period of 180 consecutive days, and within 30 days after written notice of termination is given (which may occur before or after the end of such 180-day period) shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate the Executive's employment hereunder.

                  (c)  Cause.   The  Company  may  terminate   the   Executive's
employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon (i) the Executive's conviction of or guilty plea to the commission of an act or acts constituting a felony under the laws of the United States or any state thereof,
(ii) action by the Executive toward the Company involving personal dishonesty, theft or fraud in connection with the Executive's duties as an officer of the Company and its Subsidiaries and intended to result in personal gain, or (iii) the Executive's willful failure to abide by or follow lawful, reasonable written directions of the Board, which does not cease within thirty (30) business days after written notice regarding such refusal has been given to the Executive by the Company. For purposes of this Section 7(c), no act or failure to act by the Executive shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the act or failure to act was in the best interest of the Company. Notwithstanding the foregoing, the Company may terminate the Executive's employment for "Cause" only upon a vote of at least three-quarters of the members of the Board.
                  (d) Termination by the Executive for Good Reason. The Executive may terminate his employment hereunder for Good Reason. For purposes of this Agreement, "Good Reason" shall mean (i) a material breach by the Company of the terms of this Agreement that has not been cured within thirty (30) business days after written notice of such noncompliance has been given by the Executive to the Company, (ii) action by the Company resulting in a substantial diminution of the nature, responsibility or character of Executive's titles, positions, duties, responsibilities or authorities with the Company, (iii) Executive's removal as President and Chief Executive Officer of the Company,
(iv) Executive's being required to report to any person or entity other than the Company's Board of Directors, or (v) any reduction in the Executive's Base Salary or annual bonus opportunity.
                  (e) Termination by the Executive for Ill Health. The Executive may terminate his employment hereunder if his health should become impaired to an extent that makes his continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that the Executive shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company's request, the Executive shall submit to an examination by a doctor selected by the Company and such doctor shall have concurred in the conclusion of the Executive's doctor.
                  (f) Date of Termination; Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive (other than termination pursuant to subsection (a) hereof) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated for Disability pursuant to subsection (b) hereof, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such 30-day period), (iii) if the Executive's employment is terminated for Cause pursuant to subsection (c) hereof, the date specified in the Notice of Termination, and (iv) if the Executive's employment is terminated for any other reason, sixty (60) days after Notice of Termination is given.

                  7.       Compensation During Disability or Upon Termination.
                  (a) Disability. During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness (the "Disability Period"), the Executive shall continue to receive his full Base Salary at the rate then in effect for such period until his employment is terminated pursuant to Section 7(b) hereof, provided that payments so made to the Executive shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under disability benefit plans of the Company or under the Social Security disability insurance program, and which amounts were not previously applied to reduce any such payment. If the Company shall terminate the Executive's employment pursuant to Section 7(b) hereof, the Company shall pay the Executive:
                           (i) his full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given ("Accrued Base Salary");
                           (ii) a pro rata Annual Bonus, in an amount equal to 70% of Base Salary at the rate in effect on the date Notice of Termination is given, multiplied by a fraction, the numerator of which is the number of days that have elapsed as of the Date of Termination in the fiscal year in which such Date of Termination occurs and the denominator of which is 365 ("Pro Rata Bonus");
                           (iii) an amount equal to the sum of (x) three (3) times the sum of Executive's Base Salary at the rate in effect on the date Notice of Termination is given and (y) the sum of the annual incentive bonuses paid to Executive by the Company or Star, as applicable, during the last three fiscal years ended prior to the date of termination ("Lump-Sum Severance Payment"); and
                           (iv) in accordance with the terms of the applicable plan or program, all other unpaid amounts to which the Executive is then entitled under any compensation or benefit plan or program of the Company (collectively, "Accrued Benefit Obligations"),and the Company shall have no further obligations under this Agreement.
                  (b) Death. If the Executive's employment is terminated by his death, the Company shall pay the Executive the Accrued Base Salary, a Pro Rata Bonus and the Accrued Benefit Obligations, and the Company shall have no further obligations to the Executive under this Agreement.
                  (c) Cause. If the Executive's employment shall be terminated by the Company for Cause, the Company shall pay the Executive the Accrued Base Salary and Accrued Benefit Obligations, and the Company shall have no further obligations to the Executive under this Agreement.
                  (d) Resignation. If the Executive's employment shall be terminated by the Executive other than for Good Reason or if the Executive shall resign for reasons of ill health pursuant to Section 7(e), the Company shall pay the Executive the Accrued Base Salary, a Pro Rata Bonus and the Accrued Benefit Obligations, and the Company shall have no further obligations to the Executive under this Agreement.
                  (e) Termination by the Company other than for Disability or Cause or by the Executive for Good Reason. If the Company shall terminate the Executive's employment other than pursuant to Section 7(b) (Disability) or 7(c) (Cause) hereof (it being understood that a purported termination pursuant to Section 7(b) or 7(c) hereof which is disputed and finally determined not to have been proper shall be a termination by the Company other than pursuant to Section 7(b) or 7(c) hereof) or if the Executive shall terminate his employment hereunder pursuant to Section 7(d) (Good Reason) hereof, then the Company shall pay the Executive the Accrued Base Salary, a Pro Rata Bonus, the Lump-Sum Severance Payment and the Accrued Benefit Obligations, and the Company shall have no further obligations to the Executive under this Agreement.

                  (f) Mitigation;  Set-Off. The Executive shall not be under any obligation to seek employment by another employer. No amount of the Lump-Sum Severance Payment or Pro Rata Bonus shall be reduced by any salary, bonus or benefits earned by the Executive as the result of employment by another employer, and such amount may not be reduced by offset against any amount owed by the Executive to the Company.
                  8.       Confidentiality; Noncompetition.
                  (a) The Executive  shall hold in a fiduciary  capacity for the benefit of the Company and its Subsidiaries all trade secrets and confidential information relating to the Company, its Subsidiaries and their respective businesses that shall have been obtained by the Executive during the Executive's employment by the Company and that shall not have been or now or hereafter have become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). The Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, knowingly communicate or divulge any such trade secrets or information to anyone other than the Company and those designated by the Company. Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 9(a).
                  (b) The Executive shall not engage in any Competitive Activity while he is employed by the Company. In the event of the termination of the Executive's employment by (i) the Company for Cause or (ii) the Executive other than for Good Reason, the Executive shall not engage in any Competitive Activity for a period of twelve (12) months following the Date of Termination.
                  For purposes of this Agreement,  "Competitive  Activity" shall mean (i) activity, without the written consent of an authorized officer of the Company, consisting of the Executive's participation in the management of, or his acting as a consultant for or employee of, any business operation of any enterprise if such operation (a "Competitive Operation") is then in substantial and direct competition with a Principal Business; (ii) the soliciation, on behalf of the Executive or for any Competitive Operation, directly or indirectly, of any customers (determined as of the Date of Termination) of the Company or its Subsidiaries; or (iii) the solicitation, enticement or encouragement of any employee (determined as of the Date of Termination) of the Company or its Subsidiaries to terminate such employee's employment. Notwithstanding the foregoing, Competitive Activity shall not include (x) the mere passive ownership of up to five percent (5%) of the outstanding securities in any enterprise, including without limitation a Competitive Operation; or (y) the participation in the management of, or acting as a consultant for or employee of, any enterprise or any business operation thereof, other than in connection with a Competitive Operation of such enterprise, provided that the Executive does not furnish advice to any Competitive Operation of such enterprise. If, at any time, the provisions of this Section 9(b) shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 9(b) shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Executive agrees that this Section 9(b) as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

                  For purposes of this Agreement, "Principal Business" shall mean the furnishing of electronic funds transfer and related services consisting of automated teller machine, point of sale transactions and related services, data processing services related to terminal driving, card authorization and card production and other payment system services.

                  (c) The Executive shall assign to the Company or its Subsidiaries or the designee thereof, without further compensation, his entire right, title and interest in all Developments. For purposes of this Agreement, "Developments" shall mean all inventions, discoveries, enhancements, improvements and ideas and all related patents, copyrights, patent applications and copyright applications, in the United States and elsewhere, created by the Executive, alone or with others (x) as a result of the material use of the Company or its Subsidiaries' time, materials or facilities or (y) resulting from or suggested by the Executive's work at the Company or its Subsidiaries, either
(A) during his employment with the Company and its Subsidiaries or (B) for one year after the Date of Termination if conceived and reduced to practice as a result of, and attributable to, work done by the Executive during the Executive's employment in connection with the Principal Business. The Executive shall execute, at the Company's request and expense, specific assignments to any such Development as well as any documents that the Company or its Subsidiaries consider necessary or desirable to obtain or defend letters patent and to vest title in such Developments in the Company or its Subsidiaries or its assigns.

                  (d) In the event that the Executive's employment is subject to the California Labor Code, this Agreement does not apply to a Development which qualifies as a nonassignable Invention under Section 2870 of the California Labor Code. The Executive acknowledges that the Executive has reviewed the Executive-Owned Invention Notification attached hereto as Exhibit A and agrees that the Executive's signature on that Notification acknowledges his or her receipt thereof.

                  (e) In the event of a breach or threatened breach of subsections (a), (b) or (c) of this Section 9, the Executive agrees that the Company shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Executive acknowledging that damages would be inadequate and insufficient.

                  (f) Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 9.

                  9.       Successors; Binding Agreement; Indemnification.
                  (a) Neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Executive (except by will or by operation of the laws of intestate succession) or by the Company, except that the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 10 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.
                  (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

                  (c) The Company shall indemnify, hold harmless and defend the Executive for all acts or omissions taken or not taken by him in good faith while performing services for the Company to the same extent and upon the same terms and conditions as other similarly situated officers and directors of the Company. If and to the extent that the Company maintains, at any time during the Term, an insurance policy covering the other officers and directors of the Company against lawsuits, the Company shall use its best efforts to cause the Executive to be covered under such policy upon the same terms and conditions as other similarly situated officers and directors.
                  10. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the address printed on the signature page of this Agreement, and if to the Company, as follows:

If to the Company:
H&S Holding Company
2600 Lake Lucien Drive, Ste. 180
Maitland, Florida 32751
Attn.  Corporate Secretary
or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Chairman of the Board or such other officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida without regard to its conflicts of law principles. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term shall survive such expiration.
                  12.      Validity.  The invalidity or  unenforceability of any
     provision  or provisions   of  this   Agreement   shall  not  affect  the
     validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
                  13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
                  14.      Settlement of Disputes:Arbitration.
                  (a) All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board of Directors and shall be in writing.

                  (b) Any further  dispute or  controversy  arising  under or in connection with this Agreement hereof) shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Orlando, Florida in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any anticipated or continued violation of the provisions of Section 9 hereof, and the Executive hereby consents that such restraining order or injunction may be granted without the necessity of the Company's posting any bond.
                  (c) The Executive and the Company shall each pay its own legal fees and expenses incurred in connection with any dispute or controversy arising under this Agreement.
                  15. Entire  Agreement.  This  Agreement  sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled. No agreements or representations, oral or otherwise express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.
                  IN WITNESS  WHEREOF,  the parties have executed this Agreement on the date and year first above written.

                                                     H&S HOLDING COMPANY


                                                     By: /s/ C.L. Wilson III
                                                         C. Leon Wilson III
                                                         Chairman of the Board
                                                         of Directors







                                                          /s/ Ronald V. Congemi
                                                          Ronald V. Congemi
                                                          Address:

1
                                       A-
                                    Exhibit A

                     EXECUTIVE-OWNED INVENTION NOTIFICATION

                  This Executive-Owned Invention Notification ("Notification") is to inform the Executive in accordance with Section 2872 of the California Labor Code that the Agreement between the Company and the Executive does not require the Executive to assign or offer to assign to the Company any invention that the Executive developed or develops entirely on his or her own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

               (i) Relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company; or

               (ii) Result from any work performed by the Executive for the Company.

                  To the extent a provision in the Agreement purports to require the Executive to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of the State of California and is unenforceable.

                  This Notification does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

                  The  Executive   acknowledges   receipt  of  a  copy  of  this
Notification:

                                              By:_______________________________
                                              (Printed Name of Executive)

                                             Date:______________________________

Witnessed By:

- ------------------------------
   (Printed Name of Representative)
Dated:_________________________

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

                  This Amendment (the "Amendment") is made and entered into as of this 6th day of October, 2000 by and between Star Systems, Inc., a Delaware corporation (the "Company"), Concord EFS, Inc., a Delaware corporation ("Parent"), and Ronald V. Congemi (the "Executive") as an amendment to the Employment Agreement between H&S Holding Company (renamed Star Systems, Inc.) and the Executive, dated as of March 1, 1999 (the "Agreement").

                  WHEREAS, concurrently with this Amendment, the Company, Parent and Orion Acquisition Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Sub"), are entering into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Sub will merge with and into the Company (the "Merger"); and

                  WHEREAS, the Company, Parent and the Executive mutually desire to amend the Agreement as set forth herein.

                  NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the parties hereby agree to amend the Agreement as set forth herein. The provisions of this Amendment shall become effective immediately, provided, however, that if the Merger Agreement is terminated, then (i) this Amendment shall automatically terminate at the same time, (ii) each party's obligations hereunder shall automatically cease to be of any effect and (iii) the Agreement shall remain in effect as if it had not been amended by this Amendment.

                    1. The first sentence of Section 3(a) of the Agreement is hereby amended to read as follows: The Executive shall serve as President and Chief Executive Officer of the Company, and shall report to the Board of Directors of the Company; provided, however, that on and after the Effective Time of the Merger, as such terms are defined in the Agreement and Plan of Merger (the "Merger Agreement"), entered into concurrently with the First Amendment hereto, among the Company, Concord EFS, Inc., a Delaware corporation
                    ("Parent"), and Orion Acquisition Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Sub"), the Executive shall report to the President of Parent, and shall serve as President of the Star network and any successor thereto, including any network that is created by the combination of Parent's MAC network and the Star network (such position, the "Network President") or, subject to Section 6(d) hereof, in such other position or having such other responsibilities and authority as may from time to time be authorized or directed by Parent.

                    2. Clause (i) of the second sentence of Section 3(a) of the Agreement is hereby amended to read as follows: (i) serve on corporate, civic, industry or charitable boards or committees, provided that after the Effective Time such service is approved by the President of Parent,

                    3. Section 3(b) of the Agreement is hereby deleted in its entirety.

                    4. The second sentence of Section 4(a) of the Agreement is hereby amended to read as follows: The Base Salary shall be payable in accordance with the Company's normal payroll practices, shall be reviewed at least annually and may be increased (but not decreased) upon review.

                    5. Section 4(b) of the Agreement is hereby amended by adding the following at the end thereof: Notwithstanding the foregoing, on and after the Effective Time, as defined in the Merger Agreement, the Company shall provide to the Executive an annual incentive bonus in an amount commensurate with the Executive's senior management position, as determined by the Board of Directors of Parent.

                    6. Section 4(c) of the Agreement is hereby amended to read as follows: (c) Long-Term Incentive Plan. After the Effective Time, as defined in the Merger Agreement, the Executive shall be entitled to participate in an equity compensation plan maintained by Parent, at a level commensurate with the Executive's senior management position, taking into account the Option to be granted under
                    Section 9 of this Agreement.

                    7. Section 6(c) of the Agreement is hereby amended to read as follows: (c) Cause. The Company may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to termi-nate the Executive's employment hereunder upon (i) the Executive's conviction of or guilty plea to the commission of an act or acts constituting a felony under the laws of the United States or any state thereof, (ii) action by the Executive toward the Company involving personal dishonesty, theft or fraud in connection with the Executive's duties as an officer of the Company and its Subsidiaries and intended to result in personal gain, (iii) the Executive's willful failure to abide by or follow lawful, reasonable written directions of the Board or Parent, which does not cease within fifteen (15) business days after written notice regarding such refusal has been given to the Executive by the Company or (iv) the Executive's breach of Section 8 hereof. For purposes of this Section 6(c), no act or failure to act by the Executive shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the act or failure to act was in the best interest of the Company.

                    8. The second sentence of Section 6(d) of the Agreement is hereby amended to read as follows: For purposes of this Agreement, "Good Reason" shall mean any of the following events which shall not have been cured within fifteen (15) business days after written notice of such event has been given by the Executive to the Company: (i) a material breach by the Company of the terms of this Agreement, (ii) action by the Company resulting in a substantial diminution of the nature, responsibility or character of the Executive's titles, positions, duties, responsibilities or authorities with the Company, as held by the Executive in his position as Network President, taking into account the fact that as a result of the Merger (A) the Company will be in the process of integrating its operations with those of Sub and Parent and that such integration process will likely result in certain changes in the Executive's duties, including that assistance with such integration may take priority over the Executive's customary job duties, and (B) the Company will cease to be an independent company and will become a subsidiary of Parent, and the duties and responsibilities of the Executive will change in accordance with this change in the ownership of the Company, or (iii) any reduction in the Executive's Base Salary.

                    9. Section 7(e) of the Agreement is hereby amended to read as follows: If the Company shall terminate the Executive's employment other than pursuant to Section 7(a) (Disability) or 7(c) (Cause) hereof (it being understood that a purported termination pursuant to Section 7(a) or 7(c) hereof which is disputed and finally determined not to have been proper shall be a termination by the Company other than pursuant to
                    Section 7(a) or 7(c) hereof) or if the Executive shall terminate his employment hereunder pursuant to Section 7(d) (Good Reason) hereof, then the Company shall pay to the Executive the Accrued Base Salary, a Pro Rata Bonus and the Accrued Benefit Obligations. In addition, the Company shall pay to the Executive in equal payments on each of the Company's regular payroll dates during the 24-month period following the Date of Termination an amount which, when multiplied by the number of scheduled payroll dates during such period, is equal to the Lump-Sum Severance Payment; provided, however that no further payments shall be made on or after the first date on which the Executive breaches any of the covenants set forth in Section 8 hereof. Upon the payment of all amounts prescribed in this Section 7(e), the Company shall have no further obligations to the Executive under this Agreement.

                    10. All references in Section 8 to Section 9 shall be changed to references to Section 8.

                    11. All references in Section 8 to  "Subsidiaries"  shall be
                    changed  to  references  to  "Parent  and   Subsidiaries  of
                    Parent."

                    12. The second sentence of Section 8(a) is hereby amended to read as follows: The Executive shall not, without the prior written consent of Parent or as may be required by law or legal process, use, communicate or divulge any such trade secrets or confidential information to anyone other than the Company and those designated by the Company. Immediately upon the Company's request or on the termination date of the Executive's employment, whichever occurs first, the Executive shall return to the Company all of the property of the Company, its affiliates, and the actual and prospective clients of any of them, including, without limitation, all documents and things containing any trade secrets or confidential information, computer programs and diskettes, files, forms, notes, records, charts, and all copies.

                    13. The first paragraph of Section 8(b) of the Agreement is hereby amended to read as follows: The Executive shall not engage in any Competitive Activity while he is employed by the Company or for a period of 24 months following the termination of his employment for any reason (the "Noncompetition Period"). In consideration for the Executive's agreements hereunder, the Company shall pay the Executive a lump sum of $600,000 in cash at the Effective Time, as defined in the Merger Agreement, subject to applicable tax withholding requirements, provided that the Executive is still employed by the Company at the Effective Time and has not breached the terms of this Agreement.

                    14. The second paragraph of Section 8(b) of the Agreement is hereby amended by deleting the phrase "without the written consent of an authorized officer of the Company," where it appears in the first sentence thereof, and by inserting the phrase "without the written consent of Parent" in lieu thereof.

                    15. Sections 9 through 15 of the Agreement, and all references thereto, are hereby renumbered as Sections 10 through 16, respectively, and the following new Section 9 is hereby added thereto: 9. Option Grant. (a) In consideration for the Executive's agreements hereunder, including but not limited to Section 8 of this Agreement, Parent will grant the Executive the option as described in this Section. If, at the Effective Time, as defined in the Merger Agreement, the Executive is still employed by the Company and has not breached the terms of this Agreement, then Parent shall, immediately after the Effective Time, cause to be granted to the Executive an option to purchase 200,000 shares of Parent's common stock (the "Option") pursuant to the terms of Parent's 1993 Incentive Stock Option Plan, as amended (the "Plan"). Consistent with the Plan, the Option will have a 10-year term and an exercise price equal to the fair market value of Parent's common stock at the time of the grant. The Option will become vested with respect to 25% of the shares subject to the Option on each anniversary of the Effective Time as long as the Executive remains employed by the Company.

                         (b) Notwithstanding the provisions of Section 9(a) above, if, prior to the last day of the Noncompetition Period, the Executive breaches any of the provisions of
                    Section 8 of this Agreement or is terminated for Cause, then
                    (i) the Option shall immediately terminate, and (ii) the Executive shall promptly pay to the Company an amount of cash equal to the Gain Realized (as defined below) on any shares acquired through the exercise of the Option (the "Option Shares") during the Restricted Period (as defined below). For purposes of this Section 9(b), "Restricted Period" shall refer to the period of time commencing 90 days prior to the termination of the Executive's employment and ending on the last day of the Noncompetition Period; and "Gain Realized" shall equal the difference between (x) the fair market value of the Option Shares on the date the Option is granted and (y) the greater of the fair market value of the Option Shares (A) on the date of acquisition of such Option Shares or (B) on the first date any of the provisions of Section 8 of this Agreement were breached or the Date of Termination if the Executive was terminated for Cause.

                  IN WITNESS WHEREOF, the Company and Parent have caused this Amendment to be signed by their duly authorized representatives and the Executive has signed this Amendment as of the day and year first above written.



                                                   STAR SYSTEMS, INC.


                                              By:      /s/ E. Miles Kilburn
                                                       Name:  E. Miles Kilburn
                                                       Title:  Group EVP & CFO

                                                     CONCORD EFS, INC.


                                              By:      /s/ E. T. Haslam
                                                       Name:  Edward T. Haslam
                                                       Title:  CFO & CAO

                                                       /s/ Ronald V. Congemi
                                                       Ronald V. Congemi